Exhibit 10.2

amendment No. 1
TO
Employment agreement

This Amendment No. 1 (this “Amendment”) to the Employment Agreement (as defined below) is entered into as of July 17, 2026, by and between Armata Pharmaceuticals, Inc. (the “Company”) and Pierre Kyme (the “Employee”).

WHEREAS, the Company and the Employee are parties to that certain employment letter agreement, dated June 1, 2024 (the “Employment Agreement”), which governs the terms of the Employee’s employment with the Company; and

WHEREAS, the Company and the Employee now desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

2.	Amendment to Employment Agreement. Section 9 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“9.            Change in Control Acceleration. If your Involuntary Termination occurs within one (1) month prior to, or twelve (12) months following a Change in Control, then the vesting of all of your outstanding equity awards that are subject to time-based vesting requirements shall accelerate in full such that all such equity awards shall be deemed fully vested as of the date of such Involuntary Termination (or Change in Control, if later). For purposes of this Agreement, the term “Change in Control” shall have the meaning ascribed to such term in the Plan.”

3.             Ratification and Confirmation. Except as specifically amended by this Amendment, the Employment Agreement is hereby ratified and confirmed in all respects and remains valid and in full force and effect. Whenever the Employment Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Employment Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.             Entire Agreement. The Employment Agreement and this Amendment contain the entire understanding and agreement of the parties hereto regarding the employment of the Employee and supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof.

5.             Governing Law. This Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of California.

6.             Controlling Document. In case of conflict between any of the terms and conditions of this Amendment and the Employment Agreement, the terms and conditions of this Amendment shall control.

7.             Acknowledgment. The Employee acknowledges (i) that the Employee has consulted with or has had the opportunity to consult with independent counsel of the Employee’s own choice concerning this Amendment, and has been advised to do so by the Company, and (ii) that the Employee has read and understands this Amendment, is fully aware of its legal effect, and has entered into it freely based on the Employee’s own judgment.

8.             Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Armata PharmacueticalS, Inc.		employee

By:	/s/ Deborah Birx	/s/ Pierre Kyme
Name: Deborah Birx, M.D.		Pierre Kyme
Title: Chief Executive Officer

[Signature Page to Amendment to P. Kyme Employment Agreement]